SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

April 24, 2014

Date of Report (Date of Earliest Event Reported)

Globalink, Ltd.

 (Exact name of registrant as specified in its charter)

Nevada	333-133961	06-1812762
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

#210-4751 Garden City Road, Richmond, BC	V6X 3M7
(Address of principal executive offices)	(Zip Code)

(604) 828-8822

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 1, 2014, the registrant received a loan from Hin Kwok Sheung, director and CEO of the registrant.  Mr. Sheung has extended a demand loan to the registrant for $300,000 with an annual interest rate of 2%.  The loan is due on demand.

Item 8.01 - Other Events

On May 1, 2014, the registrant announced that it will be expanding the website of its wholly-owned subsidiary OneWorld Hotel Destination Services Inc. and will be developing a workable and efficient website for its own marketing and for furthering exposure and investor awareness of their business developments.

On May 1, 2014, the registrant announced that it was in the contract stage to acquire 20% of the world’s supply of Gingko leaves and will be developing a natural health maintenance system derived from Gingko leaves, which will include Gingko Biloba products.

On April 24, 2014, the BC Securities Commission revoked the cease trade order that was levied on the registrant on May 10, 2011 due to the registrant’s financial inability to comply with the SEDAR filing requirements for the years of 2011 through 2013.  As of February 2014, the registrant has back filed and updated all required filings.  Canadian shareholders may against trade in the markets and the registrant may again raise capital in British Columbia.

9.01 – Financial Statements and Exhibits

99 – Press release dated May 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Globalink Ltd.

By:      /s/ Robin Young

Robin Young

President

Dated:  May 9, 2014